As filed with the Securities and Exchange Commission on January 18, 1996

                                                Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                 SL INDUSTRIES, INC.
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             (Exact name of Registrant as Specified in its Charter)

      NEW JERSEY                                       21-0682685
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(State of Incorporation)                 (I.R.S. Employer Identification No.)

SUITE 306-C, 520 FELLOWSHIP ROAD, MT. LAUREL, NJ            08054
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(Address of Principal Executive Offices)                  (Zip Code)


                              SL INDUSTRIES, INC.,
                        1991 LONG TERM INCENTIVE PLAN
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                            (Full Title of the Plan)



                             OWEN FARREN, PRESIDENT
                              SL INDUSTRIES, INC.
                        SUITE 306-C, 520 FELLOWSHIP ROAD
                         MT. LAUREL, NEW JERSEY 08054
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                    (Name and address of Agent for Service)

                                (609) 727-1500
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         (Telephone Number, including Area Code, of Agent for Service)

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                                   Copies To:

                           SUSAN E. PENDERY, ESQUIRE
                          Earp, Cohn, Leone & Pendery
                         1515 Market Street, Suite 1600
                            Philadelphia, PA  19102
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

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                       CALCULATION OF REGISTRATION FEE
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Title of              Amount            Proposed     Proposed     Amount of
Securities             to be            Maximum      Maximum      Registra-
to be               Registered          Offering     Aggregate    tion Fee
Registered           (1)(2)(3)          Price per    Offering
                                        Share(4)     Price(4)
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
Common Stock,      422,650 shs.         $6.8125      $2,879,303   $992.86
par value $.20
per share

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
(1) A total of 500,000 shares issuable under the Registrant's 1991 Long Term Incentive Plan were previously registered under Registrant's Registration Statement on Form S-8 (No. 33-53274), for which a filing fee of $605.47 was previously paid in connection with the registration thereof.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of additional shares of Common Stock, which may become issuable pursuant to the anti-dilution provisions of the SL Industries, Inc., 1991 Long Term Incentive Plan, as amended, are also being registered hereunder.

(3) Consists of shares of Common Stock which may be sold upon the exercise of options which may hereafter be granted under the SL Industries, Inc., 1991 Long Term Incentive Plan, as amended.

(4) The proposed maximum aggregate offering price, calculated solely for the purpose of determining the registration fee, has been computed pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low prices for a share of SL Industries, Inc. Common Stock on January 16, 1996, as reported in the New York Stock Exchange Consolidated Reporting System.

Pursuant to Rule 429 under the Securities Act, the prospectus relating to this Registration Statement also relates to shares issuable under Form S-8 Registration Statement No. 33-53274.
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       PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Pursuant to General Instruction E, this Registration Statement on Form S-8 is filed for the purpose of registering an additional 422,650 shares of the Registrant's Common Stock under the Registrant's 1991 Long Term Incentive Plan, as amended. The Registration Statement on Form S-8 previously filed with Commission relating to the Registrant's 1991 Long Term Incentive Plan (No. 33-53274) is incorporated herein by reference.


Item 8.      Exhibits.
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4.1    Certificate of Incorporation, as amended (previously filed as Exhibit
       3-A to the Registrant's report on Form 10-K for the fiscal years ended July 31, 1985, July 31, 1986, July 31, 1987, and July 31, 1988, and
       incorporated herein by reference)

4.2 By-Laws, as amended (previously filed as Exhibit 3 to the Registrant's report on Form 10-Q dated October 31, 1994, filed on December 15, 1994, and incorporated herein by reference)

4.3 SL INDUSTRIES, INC., 1991 LONG TERM INCENTIVE PLAN, as amended (previously filed as Appendix to the Registrant's Proxy Statement for its 1995 Annual Meeting held November 17, 1995, and incorporated herein by reference)

5 Opinion of Earp, Cohn, Leone & Pendery, A Professional Corporation, as to the legality of the securities being registered (filed herewith)

23.1 Consent of Earp, Cohn, Leone & Pendery, A Professional Corporation (contained in Exhibit 5)

23.2   Consent of Arthur Andersen LLP (filed herewith)

23.3   Consent of Coopers & Lybrand L.L.P. (filed herewith)

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mt. Laurel, State of New Jersey, on January 3, 1996.

SL INDUSTRIES, INC.

By:/Owen Farren             /
   --------------------------
   Owen Farren, President and
   Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/Owen Farren                /                     /George R. Hornig        /
-----------------------------                     --------------------------
OWEN FARREN, Director,                            GEORGE R. HORNIG,
President and Chief Executive                     Director
Officer                                           Dated: January 3, 1996
Dated: January 3, 1996


/James E. Morris            /                     /J. Dwane Baumgardner    /
-----------------------------                     --------------------------
JAMES E. MORRIS, Vice President,                  J. DWANE BAUMGARDNER,
Treasurer, Corporate Controller                   Director
and Secretary (Principal Financial                Dated: January 16, 1996
and Accounting Officer)
Dated: January 2, 1996


/Salvatore J. Nuzzo         /                     /Edward A. Gaugler       /
-----------------------------                     --------------------------
SALVATORE J. NUZZO, Director                      EDWARD A. GAUGLER,
Chairman of the Board                             Director
Dated: January 4, 1996                            Dated: January 5, 1996


/Robert J. Sanator          /                     /Warren G. Lichtenstein  /
-----------------------------                     --------------------------
ROBERT J. SANATOR,                                WARREN G. LICHTENSTEIN,
Director                                          Director
Dated: January 3, 1996                            Dated: January 16, 1996

                              SL INDUSTRIES, INC.

                          INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


Exhibit No.                           Description
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4.1                  Certificate of Incorporation, as amended (previously
                     filed as Exhibit 3-A to the Registrant's report on Form 10-K for the fiscal years ended July 31, 1985, July 31, 1986, July 31, 1987, and July 31, 1988, and incorporated herein by reference)

4.2 By-Laws, as amended (previously filed as Exhibit 3 to the Registrant's report on Form 10-Q dated October 31, 1994, filed on December 15, 1994, and incorporated herein by reference)

4.3 SL INDUSTRIES, INC., 1991 LONG TERM INCENTIVE PLAN, as amended (previously filed as Appendix to Registrant's Proxy Statement for its 1995 Annual Meeting held November 17, 1995, and incorporated herein by reference)

5 Opinion of Earp, Cohn, Leone & Pendery, A Professional Corporation, as to the legality of the securities being registered (filed herewith)

23.1 Consent of Earp, Cohn, Leone & Pendery, A Professional Corporation (contained in Exhibit 5 filed herewith)

23.2                 Consent of Arthur Andersen LLP (filed herewith)

23.3                 Consent of Coopers & Lybrand L.L.P. (filed herewith)